EXHIBIT 10.2

EXECUTION VERSION

CREDIT AGREEMENT
dated as of June 15, 2023,
among
JUNIPER NETWORKS, INC.,
the LENDERS party hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.
and
CITIBANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.
and
CITIBANK, N.A.,
as Syndication Agents

i

ii

SECTION 8.17 Patriot Act Notice	78
SECTION 8.18 Interest Rate Limitation	78
SECTION 8.19 Other Relationships; No Fiduciary Duty	78
SECTION 8.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	79
SECTION 8.21 Non-Public Information	79

Schedules
Schedule 2.01     -     Commitments
Exhibits
Exhibit A         -    Form of Assignment and Assumption
Exhibit B         -    Form of Note
Exhibit C         -    Form of Notice of Borrowing
Exhibit D         -    Form of Notice of Conversion/Continuation
Exhibits E-1 to E-4     -    Form of Tax Compliance Certificates

iii

CREDIT AGREEMENT dated as of June 15, 2023 (this “Agreement”), among JUNIPER NETWORKS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent for the Lenders.
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Acquisition Debt” means any Debt of the Borrower or any of its Subsidiaries that has been incurred for the purpose of financing, in whole or in part, any Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Debt of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Borrower and its Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition, or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of, or otherwise relating to such Debt, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Borrower and its Subsidiaries in respect of such Debt) or (b) such Debt contains a “special mandatory redemption” provision (or a similar provision) if such Material Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Debt (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date so specified, such Debt is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined shall be less than zero, such rate shall be deemed to be zero.
“Adjusted EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined shall be less than zero, such rate shall be deemed to be zero.
“Adjusted Term SOFR” means, with respect to any Term SOFR Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined shall be less than zero, such rate shall be deemed to be zero.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.
“Advance” means a loan made by a Lender to the Borrower pursuant to this Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means JPMorgan, in its capacity as administrative agent hereunder and under the other Loan Documents, or any successor appointed in accordance with Article VII. Unless the context requires otherwise, the term “Agent” shall include any Affiliate or branch of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder.
“Agent Parties” has the meaning specified in Section 8.02(d).
“Agreed Currencies” means Dollars and any Foreign Currency.
“Agreement” has the meaning specified in the preamble hereto.
“Ancillary Document” has the meaning specified in Section 8.10(b).
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.
“Applicable Margin” means, as of any date with respect to any Base Rate Advance, any Term Benchmark Advance or any RFR Advance, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below under the caption “Applicable Margin for Base Rate Advances” or “Applicable Margin for Term Benchmark/RFR Advances”, as the case may be:

Public Debt Rating S&P/Moody’s/Fitch	Applicable Margin for Base Rate Advances	Applicable Margin for Term Benchmark/RFR Advances
Level 1 A- / A3 /A- or above	0.000%	0.875%
Level 2 BBB+ / Baa1 / BBB+	0.000%	1.000%
Level 3 BBB / Baa2 / BBB	0.125%	1.125%
Level 4 BBB- / Baa3 / BBB-	0.250%	1.250%
Level 5 BB+ / Ba1 / BB+ or below	0.500%	1.500%

For purposes of the foregoing, if any Public Debt Rating in effect shall be changed (other than as a result of a change referred to in clause (e) of the definition of the term “Public Debt Rating”), such change shall be effective on the third Business Day after the date on which it is first announced by S&P, Moody’s or Fitch, as applicable.
“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s/Fitch	Applicable Percentage
Level 1 A- / A3 /A- or above	0.075%
Level 2 BBB+ / Baa1 / BBB+	0.100%
Level 3 BBB / Baa2 / BBB	0.125%
Level 4 BBB- / Baa3 / BBB-	0.175%
Level 5 BB+ / Ba1 / BB+ or below	0.225%

For purposes of the foregoing, if any Public Debt Rating in effect shall be changed (other than as a result of a change referred to in clause (e) of the definition of the term “Public Debt Rating”), such change shall be effective on the third Business Day after the date on which it is first announced by S&P, Moody’s or Fitch, as applicable.
“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Citibank, N.A., in their capacities as joint lead arrangers and joint bookrunners for the credit facility established hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07), and accepted by the Agent, in substantially the form of Exhibit A or any other form approved by the Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.07(b)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1% per annum. For purposes of clause (c) above, the Adjusted Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.07 (for the avoidance of doubt, only until the Benchmark Replacement with respect to the Adjusted Term SOFR has been determined pursuant to Section 2.07(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Base Rate, determined as set forth above, would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Base Rate Advance” means an Advance that bears interest determined by reference to the Base Rate.
“Base Rate Borrowing” means any Borrowing comprised of Base Rate Advances.
“Benchmark” means, initially, with respect to any Advance denominated in any Agreed Currency, the Relevant Rate for Advances denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advances denominated in any Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (b) below:
(a)    in the case of any Advance denominated in Dollars, the Adjusted Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Advance, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “Overnight Rate”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, Conversion or Continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent, in consultation with the Borrower, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). Notwithstanding the foregoing, if, with respect to any Benchmark, the Benchmark Transition Event is a public statement or publication of information of a prospective event, the Agent and the Borrower may agree that a Benchmark Replacement Date with respect to such Benchmark shall be a date that is earlier than the date determined pursuant to clauses (a) and (b) above, so long as such earlier date is not prior to the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.07(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.07(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the preamble hereto.
“Borrowing” means Advances of the same Type and currency made, Converted or Continued on the same date and, in the case of Term Benchmark Advances, as to which a single Interest Period is in effect.
“Borrowing Minimum” means (a) in respect of Advances denominated in Dollars, $10,000,000, (b) in respect of Advances denominated in Sterling, £10,000,000 and (c) in respect of Advances denominated in Euros, €10,000,000.
“Borrowing Multiple” means (a) in respect of Advances denominated in Dollars, $1,000,000, (b) in respect of Advances denominated in Sterling, £1,000,000 and (c) in respect of Advances denominated in Euros, €1,000,000.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Term SOFR Advance and any interest rate settings, fundings, disbursements, settlements or payments of any Advances referencing the Adjusted Term SOFR or any other dealings of any Advances referencing the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) when used in connection with a EURIBOR Advance and any interest rate settings, fundings, disbursements, settlements or payments of any Advances referencing the Adjusted EURIBO Rate or any other dealings of any Advances referencing the Adjusted EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day, and (c) when used in connection with an RFR Advance and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Advance, or any other dealings in the applicable Agreed Currency of any RFR Advance, the term “Business Day” shall also exclude any day that is not an RFR Business Day with respect to any RFR Advance denominated in the applicable Agreed Currency.
“CBR Advance” means an Advance that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means, with respect to any CBR Advance at any time, the Applicable Margin that would be applicable at such time to the Advance that was converted into such CBR Advance in accordance herewith.
“Central Bank Rate” means the greater of (a) (i) (A) for any Advance denominated in Euro, one of the following three rates as may be selected by the Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (B) for any Advance denominated in Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.
“Central Bank Rate Adjustment” means, for any day, (a) for any Advance denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period and (b) for any Advance denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the Adjusted EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, as to any Lender, (a) the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 as such Lender’s “Commitment”, (b) if such Lender has become a Lender hereunder pursuant to a Commitment Increase Amendment, the Dollar amount set forth as to such Lender in such Commitment Increase Amendment or (c) if such Lender becomes a party hereto pursuant to an Assignment and Assumption, the Dollar amount set forth as to such Lender in such Assignment and Assumption, in each case, as such amount may be reduced pursuant to Section 2.04, increased pursuant to Section 2.19 or increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 8.07. The aggregate amount of the Commitments as of the Effective Date is $500,000,000.
“Commitment Increase” has the meaning specified in Section 2.19(a).
“Commitment Increase Amendment” has the meaning specified in Section 2.19(b).
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to this Agreement or the transactions contemplated therein which is distributed by or to the Agent or any Lender by means of electronic communications, including through the Platform.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Continue”, “Continuation” and “Continued” each refers to a continuation of Term Benchmark Advances constituting the same Borrowing as Advances of the same Type for a new Interest Period pursuant to the definition of the term Interest Period and Section 2.08.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power,

by contract or otherwise. For the avoidance of doubt, no Person which owns less than 20% of the Voting Stock of another Person shall be deemed to Control such other Person; provided that the ownership of Voting Stock equal or exceeding 20% shall not by itself imply the ability to Control. “Controlling” and “Controlled” have meanings correlative thereto.
“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.07, 2.08 or 2.11, except that no Conversion may be made into Daily Simple SOFR Advances except in accordance with Section 2.07.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Debt” means the sum of (a) Debt of the Borrower and its Subsidiaries of the types described in clauses (a), (c) and (e) of the definition thereof, determined on a Consolidated basis, and (b) Debt of the Borrower and its Subsidiaries constituting any unreimbursed drawings under banker’s acceptances, letters of credit and similar extensions of credit described in clause (f) of the definition thereof; provided that for purposes of determining Covenant Debt at any time after the definitive agreement for any Material Acquisition shall have been executed, any Acquisition Debt with respect to such Material Acquisition shall, unless such Material Acquisition has been consummated, be disregarded from the calculation of Covenant Debt.
“Current Termination Date” has the meaning specified in Section 2.20(a).
“Daily Simple RFR” means, for any day, (a) in the case of any Advance denominated in Sterling, the Daily Simple SONIA for such day and (b) in the case of any Advance denominated in Dollars, if applicable pursuant to Section 2.07, the Adjusted Daily Simple SOFR for such day.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is three RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Daily Simple SOFR Advance” means any Advance that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.
“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Advances.
“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day that is three RFR Business Days prior to (i) if such SONIA Rate Day is an RFR Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Rate Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.
“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services

(other than (i) accounts payable and intercompany balances incurred in the ordinary course of such Person’s business, (ii) deferred compensation payable to directors, officers and employees of such Person and (iii) purchase price adjustments, earn-outs and contractual indemnity obligations in connection with acquisitions), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances, letters of credit or similar extensions of credit, (g) all net obligations of such Person in respect of Hedge Agreements (determined as of any date as the amount such Person would be required to pay to its counterparty in accordance with the terms thereof as if terminated on such date of determination), (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.
The amount of Debt of any Person for purposes of clause (i) above shall (unless such Debt has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” has the meaning specified in Section 2.20(b).
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means at any time, subject to Section 2.18(b), (i) any Lender that has failed for three or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”), unless such Lender has notified the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its funding obligations under other loan agreements or credit agreements generally under which it has commitments to extend credit or that has notified, or whose Parent Company has notified, the Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under loan agreements or credit agreements generally, (iv) any Lender that has, for three or more Business Days after written request of the Agent or the Borrower, failed to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender if a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company; provided that a Lender Insolvency Event shall not be deemed to occur with respect to a Lender or its Parent Company solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Parent Company by a Governmental Authority where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon notification of such determination by the Agent to the Borrower and the Lenders.
“Disclosed Litigation” means any litigation disclosed in the Borrower’s public filings with the Securities and Exchange Commission prior to the Effective Date (other than any portions thereof under any “risk factors” section or other cautionary language).
“Disclosure Letter” means the Disclosure Letter, dated the Effective Date, duly executed and delivered by the Borrower to the Agent and the Lenders at the time this Agreement is executed and delivered.
“Dollar Equivalent” means, at any date of determination thereof, (a) with respect to any amount in Dollars, such amount and (b) with respect to any amount in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Agent pursuant to Section 1.05 using the Exchange Rate with respect to such currency at the time in effect for such amount under the provisions of such Section.
“Dollars” and the “$” sign each means lawful currency of the United States of America.
“EBITDA” means, for any measurement period, Consolidated net income of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP plus, without duplication and to the extent deducted in determining such Consolidated net income for such period, the sum of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) any extraordinary charges or losses, determined in accordance with GAAP, (f) non-cash stock option and other equity-based compensation expenses and payroll tax expense related to stock option and other equity-based compensation expenses, (g) any other non-cash charges, non-cash expenses or non-cash losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period or an amortization of a prepaid cash expense that was paid and not expensed in a prior period); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, non-cash expenses or non-cash losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period or an amortization of a prepaid cash expense that was paid and not expensed in a prior period) shall be subtracted from Consolidated net income in calculating EBITDA in the period when such payments are made, (h) losses with respect to equity investments, (i) any losses arising from the sale of assets other than in the ordinary course of business, (j) transition, integration and similar fees, charges and expenses related acquisitions or dispositions, (k) cash restructuring charges, (l) charges related to payments or settlements of legal claims, (m) charges with respect to retroactive effects of certain tax settlements, (n) significant effects of tax legislation and judicial or administrative interpretation of tax regulations, (o) expenses with respect to non-routine shareholder activities and (p) unusual or non-recurring charges, expenses or losses, provided that the aggregate amount of cash add-backs permitted under clauses (j), (k), (l), (m), (n), (o) and (p) above shall not exceed, in any period, 15% of EBITDA for such period (calculated without giving effect to such cash add-backs permitted by such clauses), and minus, without duplication and to the extent included in determining such Consolidated net income for such period, the sum of (i) interest income, (ii) any extraordinary income or gains, determined in accordance with GAAP, (iii) gains with respect to equity investments, (iv) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (f) above) and (v) any gains arising from the sale of assets other than in the ordinary course of business, all as determined on a Consolidated basis.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which all of the conditions precedent set forth in Section 3.01 have been satisfied, which date is June 15, 2023.
“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 8.07(b)(v) and 8.07(b)(vi) (subject to such consents, if any, as may be required under Section 8.07(b)(iii)).
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of hazardous or toxic materials.
“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages, monitoring and remediation costs and reasonable and documented out-of-pocket fees and expenses of attorneys and consultants), whether contingent or otherwise, arising out of or relating to: (a) the violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, disposal (or arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or release of any

Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of conversion, Debt that is convertible into any such Equity Interests).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code.
“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period.
“EURIBO Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of such rate) for the applicable period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion).
“EURIBOR Advance” means an Advance that bears interest at a rate determined by reference to the Adjusted EURIBO Rate.

“EURIBOR Borrowing” means any Borrowing comprised of EURIBOR Advances.
“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.
“Events of Default” has the meaning specified in Section 6.01.
“Exchange Rate” means, on any date, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate of exchange for the purchase of Dollars with such other currency on such day as last provided (either by publication or as may otherwise be provided to the Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such date (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Agent from time to time in its reasonable discretion).
“Exchange Rate Date” means, with respect to any Advance denominated in a Foreign Currency, (a) each of the following: (i) the date of the borrowing of such Advance and (ii) (A) with respect to any Term Benchmark Advance, each date of a Conversion to or Continuation of such Advance pursuant to the terms of this Agreement and (B) with respect to any RFR Advance, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or Conversion to, such Advance (or, if there is no such numerically corresponding day in such month, then the last day of such month); and (b) if an Event of Default has occurred and is continuing, any other Business Day designated as an Exchange Rate Date by the Agent.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” mean the Credit Agreement, dated as of April 25, 2019, among the Borrower, the lenders parties thereto and Citibank, N.A., as administrative agent for the lenders party thereto.
“Extension Closing Date” has the meaning specified in Section 2.20(d).
“Extension Notice” has the meaning specified in Section 2.20(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fitch” means Fitch, Inc., and any successor to its rating agency business.
“Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate.
“Foreign Currencies” means Sterling and Euros.
“Foreign Lender” means a Lender that is not a U.S. Person.
“GAAP” has the meaning specified in Section 1.03.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, per- or poly-fluorinated substances and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“Hedge Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Hedge Agreement.
“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Borrower which (a) when considered on an individual basis (taken on a Consolidated basis with its Subsidiaries), does not have (i) assets with an aggregate book value in excess of 5% of Consolidated total assets of the Borrower and its Subsidiaries as of the last day of the most recently ended Test Period determined in accordance with GAAP or (ii)  revenues (excluding intercompany revenues) in excess of 5% of the Consolidated revenues of the Borrower and its Subsidiaries for the most recently ended Test Period determined in accordance with GAAP and (b) when taken together with all Immaterial Subsidiaries (on a Consolidated basis with their respective Subsidiaries), does not have (i) assets with an aggregate book value in excess of 10% of Consolidated total assets of the Borrower and its Subsidiaries as of the last day of the most recently ended Test Period determined in accordance with GAAP or (ii)  revenues (excluding intercompany revenues) in excess of 10% of the Consolidated revenues of the Borrower and its Subsidiaries for the most recently ended Test Period determined in accordance with GAAP.
“Increase Date” has the meaning specified in Section 2.19(b).

“Increase Leverage Notice” has the meaning specified in Section 5.03.
“Increasing Lender” has the meaning specified in Section 2.19(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Information” has the meaning specified in Section 8.08.
“Information Memorandum” means the confidential information memorandum dated May 2023 used by the Arrangers in connection with the syndication of the Commitments.
“Interest Expense” means, for any period, total interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Consolidated Debt of the Borrower and its Subsidiaries allocable to such period in accordance with GAAP.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, in each case, as the Borrower may select; provided that (a) the Borrower may not select any Interest Period that ends after the latest Termination Date, (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day, (c) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (d) no tenor that has been removed from this definition pursuant to Section 2.07(b)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent Conversion or Continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
“Lender Insolvency Event” means that (a) a Lender or its Parent Company is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company has become the subject of a Bail-In Action or a proceeding under any Debtor Relief Law, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
“Lender-Related Person” means the Agent, each Arranger and each Lender, and each Related Party of any of the foregoing Persons.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.19 or 8.07, other than any Person that shall have ceased to be a party hereto pursuant to Section 8.07.
“Leverage Ratio” means, as of any date of determination, the ratio of (a) the amount equal to the Covenant Debt on such date to (b) EBITDA for the most recently ended Test Period.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Loan Documents” means this Agreement, the Disclosure Letter, any guarantee agreement entered into pursuant to Section 5.02(c)(vii), any Commitment Increase Amendment and, other than for purposes of Section 8.01, each Note.
“Material Acquisition” means any acquisition by the Borrower or any Subsidiary of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Debt assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $500,000,000.
“Material Adverse Change” means any material adverse change in the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document.
“Maximum Rate” has the meaning specified in Section 8.18.
“MNPI” means material information concerning the Borrower, any of its Subsidiaries or any of their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the United States Securities Exchange Act of 1934. For purposes of this definition, “material information” means information concerning the Borrower, any of its Subsidiaries or any of their respective securities that could reasonably be expected to be material with respect to the Borrower and its Subsidiaries, taken as a whole, or their respective securities for purposes of the United States federal and state securities laws.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 8.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note of the Borrower payable to any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit B.

“Notice of Borrowing” means a request by the Borrower for a Borrowing in accordance with Section 2.02, which shall be substantially in the form of Exhibit C or any other form approved by the Agent.
“Notice of Conversion/Continuation” means a request by the Borrower to Convert or Continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit D or any other form approved by the Agent.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided further that if that if any of the aforesaid rates as so determined shall be less than zero, such rate shall be deemed to be zero.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Advance).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by US-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate as so determined shall be less than zero, such rate shall be deemed to be zero.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate determined by the Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Agent in accordance with banking industry rules on interbank compensation.
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, or if such Lender does not have a bank holding company, then any corporation, association, partnership or other business entity owning, beneficially or of record, directly or indirectly, a majority of the Voting Stock of such Lender.
“Participant” has the meaning specified in Section 8.07(d).
“Participant Register” has the meaning specified in Section 8.07(d).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.
“Payment” has the meaning specified in Section 7.10(a).
“Payment Notice” has the meaning specified in Section 7.10(b).
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Permitted Liens” means: (a) Liens for Taxes, assessments and governmental charges or levies to the extent not required to be paid pursuant to the proviso to Section 5.01(b); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or to the extent not required to be paid pursuant to the proviso to Section 5.01(b); (c) pledges or deposits- to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) statutory, common law or customary contractual liens of depository institutions or institutions holding securities accounts (including rights of set-off or similar rights or remedies); (f) leases or subleases granted to others in the ordinary course of business which do not interfere in any material respect with the business operations of the Borrower and its Subsidiaries, taken as a whole; (g) licenses and sublicenses of patents, trademarks, copyrights and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business; (h) Liens arising under repurchase agreements, reverse repurchase agreements, securities lending and borrowing agreements and similar transactions; (i) any encumbrance or restriction with respect to the transfer of the Equity Interests in any joint venture or similar arrangements pursuant to the terms thereof; (j) Liens to secure the performance of bids, trade contracts, leases (other than finance leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (k) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 6.01(f); (l) Liens on cash collateral securing reimbursement obligations of the Borrower or its Subsidiaries with respect to letters of credit, bank guarantees and bankers’ acceptances, and Liens on cash collateral or margin posted for obligations of the Borrower or its Subsidiaries arising under Hedge Agreements not entered into for speculative purposes; (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (n) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business (and Liens consisting of the interests or title of the respective lessors thereunder); (o) Liens on insurance proceeds securing financed insurance premiums; and (p) Liens securing Debt owing to the Borrower or any of its Subsidiaries.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Primary Currency” has the meaning specified in Section 8.11(c).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” has the meaning specified in Section 8.04(b).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Debt Rating” means, as of any date with respect to any of S&P, Moody’s or Fitch, the rating that has been most recently announced by S&P, Moody’s or Fitch, as the case may be, for the Borrower’s senior unsecured non-credit enhanced long-term indebtedness for borrowed money. For purposes of the foregoing, (a) if only one of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to such available Public Debt Rating, (b) if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be, (c) if any two (but not three) of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, and such Public Debt Ratings shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher of such Public Debt Ratings unless such Public Debt Ratings differ by two or more levels, in which case the applicable level will be that which is one level below that applicable to the higher of such Public Debt Ratings, (d) if all three of S&P, Moody’s and Fitch have in effect a Public Debt Rating, then (i) if all three of the Public Debt Ratings fall within a single level, the Applicable Margin and the Applicable Percentage shall be based upon that level, (ii) if two of the three Public Debt Ratings fall within the same level, the Applicable Margin and the Applicable Percentage shall be based upon that level and (iii) if all three of the Public Debt Ratings fall in different levels, the Applicable Margin and the Applicable Percentage shall be based upon the level in which the middle of the Public Debt Ratings falls and (e) if S&P, Moody’s or Fitch shall change the basis on which Public Debt Ratings are established, each reference to the Public Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be.
“Qualified Factoring Arrangement” means an arrangement whereby the Borrower or any of its Subsidiaries sells its accounts receivable pursuant to a factoring arrangement; provided that any obligations arising therefrom do not permit or provide recourse to the Borrower or any of its Subsidiaries or any property or asset of the Borrower or any of its Subsidiaries, other than with respect to purchase or repurchase obligations for breaches of representations and warranties, deemed collections, performance guaranties, indemnity obligations and other similar undertakings, in each case, that are customary for standard market non-recourse factoring arrangements.
“Recipient” means (a) the Agent and (b) any Lender, as applicable.
“Reference Time”, with respect to any setting of the then-current Benchmark, means (a) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBO Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting, (c) if such Benchmark is Daily Simple SONIA or, if applicable pursuant to Section 2.07, Daily Simple SOFR, then two RFR Business Days prior to such setting or (d) otherwise, the time determined by the Agent in its reasonable discretion.
“Register” has the meaning specified in Section 8.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, members, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Advances denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Advances denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (c) with respect to a Benchmark Replacement in respect of Advances denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto.
“Relevant Rate” means (a) with respect to any Term SOFR Borrowing, the Adjusted Term SOFR, (b) with respect to any EURIBOR Borrowing, the Adjusted EURIBO Rate and (c) with respect to any RFR Borrowing, the applicable Daily Simple RFR.
“Relevant Screen Rate” means (a) with respect to any Borrowing denominated in Dollars, the Term SOFR Reference Rate and (b) with respect to any Borrowing denominated in Euros, the EURIBO Screen Rate.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and Unused Commitments of all Lenders at such time; provided that the Revolving Credit Exposures and Unused Commitments of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.
“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the Dollar Equivalents of the aggregate principal amount of such Lender’s Advances outstanding at such time.
“RFR Advance” means an Advance that bears interest at a rate determined by reference to the Daily Simple SONIA or, if applicable pursuant to Section 2.07, the Adjusted Daily Simple SOFR.
“RFR Borrowing” means any Borrowing comprised of RFR Advances.
“RFR Business Day” means (a) for any Advance denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) for any Advance denominated in Dollars, a U.S. Government Securities Business Day.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive territorial Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Zaporizhzhia, Kherson and Crimea Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the

Treasury or the U.S. Department of State, or any Person in which such listed Person owns, directly or indirectly, a 50% or greater interest, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled or more than 50% owned by any such Person described in clauses (a) and (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means, with respect to any Business Day, a rate per annum equal to Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Advance” means an Advance that bears interest at a rate determined by reference to the Daily Simple SONIA.
“SONIA Borrowing” means any Borrowing comprised of SONIA Advances.
“Specified Event of Default” means an Event of Default under Section 6.01(a) or 6.01(e).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Advances. Such reserve percentages shall include those imposed pursuant to such Regulation D. EURIBOR Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Voting

Stock of such corporation, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Syndication Agents” means Bank of America, N.A. and Citibank, N.A., in their capacity as the syndication agents for the credit facility provided for herein.
“T2” means the real time gross settlement system operated by the Eurosystem (or, if such system ceases to be operative, such other system, if any, reasonably determined by the Agent to be a suitable replacement).
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”, when used in reference to any Advance or Borrowing, refers to whether such Advance, or the Advances comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Base Rate) or the Adjusted EURIBOR Rate.
“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Advance” means an Advance that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Base Rate).
“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Advances.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the earlier of (a) June 15, 2028 (as the same may be extended pursuant to Section 2.20) and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Declining Lender to any requested extension pursuant to Section 2.20 shall be the Current Termination Date in effect at the time of such extension for which such Lender is a Declining Lender for all purposes of this Agreement.
“Test Period” means, as of any date, the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(h)(i) or 5.01(h)(ii) (or, prior to the first such delivery (or required delivery), the period of four consecutive fiscal quarters of the Borrower ended March 31, 2023).
“Type”, when used in reference to any Advance or Borrowing, refers to whether the rate of interest on such Advance, or on the Advances comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Base Rate), the Adjusted EURIBO Rate, the Base Rate, the Daily Simple SONIA or, if applicable pursuant to Section 2.07, the Adjusted Daily Simple SOFR.
“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unused Commitment” means, with respect to any Lender at any time, (a) such Lender’s Commitment at such time minus (b) the Revolving Credit Exposure of such Lender at such time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.13(f).
“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Withholding Agents” means the Borrower and the Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
SECTION 1.03    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect in the United States from time to time (“GAAP”); provided that (a) if there is any change in GAAP (or in the application thereof) from such principles or application used in the preparation of the audited financial statements referred to in Section 4.01(e) (“Initial GAAP”), that is material in respect of the calculation of compliance with the covenant set forth in Section 5.03, the Borrower shall give prompt notice of such change to the Agent and the Lenders and, if requested by the Agent or the Required Lenders, shall provide reasonable detail on the effect of such change on the calculation of such compliance and (b) if the Borrower notifies the Agent that the Borrower requests an amendment of any provision hereof to eliminate the effect of any change in GAAP (or the application thereof) from Initial GAAP (or if the Agent or the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP (or the application thereof), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 5.01(h)(i) and 5.01(h)(ii)), and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Debt at “fair value”, as defined therein, (ii) any other accounting principle that results in any Debt being reflected on a balance sheet at an amount less than the stated principal amount thereof, including the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, and (iii) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof.
SECTION 1.04    Terms Generally; Other Interpretive Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement (including any Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein), and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Notwithstanding anything to the contrary contained herein, any Event of Default under this Agreement, other than any Event of Default which cannot be waived without the written consent of each Lender or each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” if the events, acts or conditions that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking any action or omitting to take any action) or have ceased to exist and the Borrower is otherwise in compliance with this Agreement; provided, that the foregoing shall not be applicable (i) with respect to any Default or Event of Default if the Borrower knowingly fails to give timely notice to the Agent and the Lenders of such Default or Event of Default required to be given under Section 5.01(h)(iii) or (ii) with respect to any Default or Event of Default under Section 5.03.
SECTION 1.05    Currency Translation. The Agent shall determine the Dollar Equivalent of any Advance denominated in a Foreign Currency on each applicable Exchange Rate Date, in each case using the Exchange Rate for such Foreign Currency in relation to Dollars, and such amount shall be the Dollar Equivalent of such Advance until the next required calculation thereof pursuant to this sentence.
SECTION 1.06    Interest Rates; Benchmark Notification. The interest rate on any Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.07    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01    The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower in Dollars or any Foreign Currency from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an aggregate principal amount that will not result in the Revolving Credit Exposure of any Lender exceeding such Lender’s Commitment. Each Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.
SECTION 2.02    Making the Advances. (a) Each request for a Borrowing shall be made by delivery by the Borrower to the Agent of a completed and executed Notice of Borrowing not later than

(i) 1:00 p.m. (New York City time) on the third U.S. Government Securities Business Day prior to the date of the proposed Borrowing in the case of a Term SOFR Borrowing, (ii) 1:00 p.m. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a EURIBOR Borrowing, (iii) 11:00 a.m. (New York City time) on the third RFR Business Day prior to the date of the proposed Borrowing in the case of a SONIA Borrowing or (iv) 1:00 p.m. (New York City time) on the date of the proposed Borrowing in the case of a Base Rate Borrowing. Each Notice of Borrowing shall (subject to Section 2.07(b)(v)) be irrevocable and binding on the Borrower. Each Notice of Borrowing shall specify therein (A) the requested date of such Borrowing, which shall be a Business Day, (B) the Type of such Borrowing (which, subject to Sections 2.07 and 2.11, shall be, in the case of Borrowings denominated in Dollars, Term SOFR Borrowings or Base Rate Borrowings, in the case of Borrowings denominated in Euro, EURIBOR Borrowings and in the case of Borrowings denominated in Sterling, SONIA Borrowings), (C) the currency and aggregate principal amount of such Borrowing, (D) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”, and (E) the location and number of the Borrower’s account to which funds are to be advanced.
(b)    Promptly following receipt of a Notice of Borrowing in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Advance to be made as part of the requested Borrowing. Each Lender shall, before 11:00 a.m. (New York City time) on the date of such Borrowing (or, in the case of a Base Rate Borrowing, if later, the time on the date of such Borrowing that is two hours after the delivery to the Agent of the applicable Notice of Borrowing), make available to the account of the Agent most recently designated by the Agent for such purpose, by wire transfer in same day funds, such Lender’s ratable portion of such Borrowing. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Advance in accordance with the terms of this Agreement. After the Agent’s receipt of such funds, the Agent will make such funds available in like funds to the Borrower by remitting such funds to the account specified in the applicable Notice of Borrowing.
(c)    Notwithstanding anything in Section 2.02(a) to the contrary, (i) the Borrower may not select Term Benchmark Advances or SONIA Advances for any Borrowing if the obligation of the Lenders to make Term Benchmark Advances or SONIA Advances, as applicable, shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the Term Benchmark Advances and SONIA Advances may not be outstanding as part of more than 10 separate Borrowings.
(d)    Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(b), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the higher of (A) the interest rate applicable at the time to the Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, the Overnight Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.
(e)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
SECTION 2.03    Fees. (a) Commitment Fee. The Borrower agrees to pay to the Agent, for the account of each Lender, a commitment fee on the daily amount of such Lender’s Unused

Commitment, from the date hereof until the Termination Date applicable to such Lender, at a rate per annum equal to the Applicable Percentage in effect from time to time. Commitment fees accrued through and including the last day of each March, June, September and December shall be payable in arrears on the 15th day following such last day, commencing with the first such date to occur after the date hereof, and commitment fees accrued for the account of any Lender shall also be payable on the Termination Date applicable to such Lender.
(b)    Agent’s Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.
SECTION 2.04    Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Any such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified date of termination or reduction) if such condition is not satisfied. Unless previously terminated, the Commitment of each Lender shall terminate on the Termination Date applicable to such Lender.
SECTION 2.05    Repayment of Advances. The Borrower shall repay to the Agent, for the account of each Lender, on the Termination Date applicable to such Lender the aggregate principal amount of the Advances of such Lender then outstanding.
SECTION 2.06    Interest on Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)    Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full, and on the Termination Date applicable thereto.
(ii)    Term SOFR Advances. During such periods as such Advance is a Term SOFR Advance, a rate per annum equal at all times, during each Interest Period for such Advance, to the sum of (x) the Adjusted Term SOFR for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Term SOFR Advance shall be Converted or Continued or paid in full, and on the Termination Date applicable thereto.
(iii)    EURIBOR Advances. During such periods as such Advance is a EURIBOR Advance, a rate per annum equal at all times, during each Interest Period for such Advance, to the sum of (x) the Adjusted EURIBOR Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such EURIBOR Advance shall be Converted or Continued or paid in full, and on the Termination Date applicable thereto.
(iv)    RFR Advances. During such periods as such Advance is an RFR Advance, (A) in the case of a SONIA Advance, a rate per annum equal to the sum of (x) the Daily Simple SONIA in effect from time to time plus (y) the Applicable Margin in effect from time to time and

(B) in the case of a Daily Simple SOFR Advance (if applicable pursuant to Section 2.07), a rate per annum equal to the sum of (x) the Adjusted Daily Simple SOFR in effect from time to time plus (y) the Applicable Margin in effect from time to time, in each case, payable in arrears on each date that is on the numerically corresponding day in the calendar month that is one month after the borrowing of, or Conversion to, such Advance (or, if there is no such numerically corresponding day in such month, then the last day of such month), and on the date such RFR Advance shall be Converted or paid in full, and on the Termination Date applicable thereto.
(b)    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.
SECTION 2.07    Alternate Rate of Interest. (a) Subject to Section 2.07(b), if:
(i)    the Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or the Adjusted EURIBO Rate, as the case may be, for such Interest Period (including because the Relevant Screen Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or
(ii)    the Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that the Adjusted Term SOFR or the Adjusted EURIBO Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Advances included in such Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR for any Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their RFR Advances denominated in such Agreed Currency;
then the Agent shall give notice thereof (which may be by telephone) to the Borrower and the Lenders as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with Section 2.08 or a new Notice of Borrowing in accordance with Section 2.02, (A) in the case of Advances denominated in Dollars, any Notice of Conversion/Continuation that requests the Conversion of any Borrowing to, or Continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Notice of Borrowing that requests an affected Term Benchmark Borrowing shall instead be deemed to be a Notice of Conversion/Continuation or a Notice of Borrowing, as applicable, for (1) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.07(a)(i) or 2.07(a)(ii) or (2) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.07(a)(i) or 2.07(a)(ii) and (B) in the case of Advances denominated in a Foreign Currency, any Notice of Conversion/Continuation that requests the Conversion of any Borrowing to, or Continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Notice of Borrowing that requests an affected Term Benchmark Borrowing or an affected RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term

Benchmark Advance or RFR Advance in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 2.07(a) with respect to a Relevant Rate applicable to such Term Benchmark Advance or RFR Advance, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with Section 2.08 or a new Notice of Borrowing in accordance with Section 2.02, (A) in the case of Advances denominated in Dollars, (1) any affected Term Benchmark Advance shall, on the last day of the Interest Period applicable to such Advance, Convert to, and shall constitute, (x) a Daily Simple SOFR Advance so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.07(a)(i) or 2.07(a)(ii) or (y) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.07(a)(i) or 2.07(a)(ii) on such day and (2) any RFR Advance shall on and from such day Convert to, and shall constitute, a Base Rate Advance and (B) in the case of Advances denominated in a Foreign Currency, (1) any affected Term Benchmark Advance shall, on the last day of the Interest Period applicable to such Advance, Convert to, and shall constitute, a CBR Advance that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread and (2) any affected RFR Advance shall Convert to, and shall constitute, a CBR Advance that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, in the case of clauses (1) and (2), if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, such Advance shall be Converted into a Base Rate Advance denominated in Dollars in an aggregate principal amount equal to the Dollar Equivalent thereof (for this purpose using the Exchange Rate on the date of determination) on the day that the Borrower receives notice thereof from the Agent. Interest on any CBR Advance shall be payable, and principal of any CBR Advance shall be payable or prepayable, in each case, as would be applicable to the Advance that was Converted into such CBR Advance.
(b)    (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders constituting the Required Lenders.
(ii)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    The Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.07(b)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of

Lenders) pursuant to this Section 2.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.07.
(iv)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or the EURIBO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, Conversion to or Continuation of Term Benchmark Advances or RFR Advances to be made, Converted or Continued during any Benchmark Unavailability Period and, failing that, (x) the Borrower will be deemed to have Converted any request for any affected Term SOFR Borrowing into a request for a borrowing of or Conversion to (i) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of a Benchmark Transition Event or (ii) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is also the subject of a Benchmark Transition Event or (y) any request for any affected Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. Furthermore, if any Term Benchmark Advance or RFR Advance in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Advance or RFR Advance, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.07(b), (A) in the case of Advances denominated in Dollars, (1) any Term Benchmark Advance shall on the last day of the Interest Period applicable to such Advance Convert to, and shall constitute, (x) a Daily Simple SOFR Advance so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Advance if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (2) any RFR Advance shall on and from such day Convert to, and shall constitute, a Base Rate Advance and (B) in the case of Advances denominated in a Foreign Currency, (1) any Term Benchmark Advance shall, on the last day of the Interest Period applicable to such Advance, Convert to, and shall constitute, a CBR Advance that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread and (2) any RFR Advance shall on and from such day Convert to, and shall constitute, a CBR Advance that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, in the case of clauses (1) and (2), if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, such Advance shall be Converted into a Base Rate Advance denominated in Dollars in an aggregate principal amount equal to the Dollar Equivalent thereof (for this purpose using the Exchange Rate on the date of determination) on the day that the Borrower receives notice thereof from the Agent. Interest on any CBR Advance shall be payable, and principal of any CBR Advance shall be payable or prepayable, in each case, as would be applicable to the Advance that was converted into such

CBR Advance. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, shall be disregarded.
SECTION 2.08    Conversion and Continuation of Advances. (a) Optional. The Borrower may on any Business Day, by delivery to the Agent of a completed and executed Notice of Conversion/Continuation not later than the time that a Notice of Borrowing would be required under Section 2.02 if the Borrower were requesting a Borrowing of the Type resulting from such Conversion or Continuation, and subject to the provisions of Sections 2.07 and 2.11, Convert or Continue all or any portion of any Borrowing denominated in Dollars of one Type into a Borrowing of another Type available for Advances denominated in Dollars or Continue all or any portion of any EURIBOR Borrowing; provided, however, that any Conversion of Base Rate Advances into Term Benchmark Advances shall be in an amount not less than the minimum amount specified in Section 2.01, and no Conversion or Continuation shall result in more separate Term Benchmark Borrowings and RFR Borrowings than permitted under Section 2.02(c). Each Notice of Conversion/Continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or Continuation, (ii) the Borrowing to be Converted or Continued and the Type of each resulting Borrowing, and (iii) if such Conversion or Continuation is into a Term Benchmark Borrowing, the duration of the initial Interest Period for such Borrowing. In the case of a partial Conversion or Continuation of any Borrowing, the portion so Converted or Continued shall be allocated ratably among the Lenders holding the Advances comprising such Borrowing, and the Advances comprising such portion shall be considered a separate Borrowing. Each Notice of Conversion/Continuation shall be irrevocable and binding on the Borrower.
(b)    Conversion upon Absence of Interest Period. If the Borrower shall fail to deliver a timely Notice of Conversion/Continuation with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to Section 2.07, at the end of such Interest Period (i) in the case of a Term SOFR Borrowing, such Borrowing shall automatically be Continued as a Term SOFR Borrowing with an Interest Period of one month and (ii) in the case of a EURIBOR Borrowing, such Borrowing shall automatically be Continued as a EURIBOR Borrowing with an Interest Period of one month.
(c)    Conversion upon Event of Default. Upon the occurrence and during the continuance of any Event of Default and if, other than in the case of an Event of Default under Section 6.01(e), the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as any Event of Default is continuing, (i) no outstanding Borrowing denominated in Dollars may be Converted to or Continued as a Term SOFR Borrowing, (ii) unless repaid, each Term SOFR Borrowing shall, at the end of the Interest Period applicable thereto, automatically Convert to a Base Rate Borrowing and (iii) no outstanding EURIBOR Borrowing may be Continued with an interest period of more than one month and, unless repaid and subject to Section 2.07, each EURIBOR Borrowing shall, at the end of the Interest Period applicable thereto, automatically Continue as a EURIBOR Borrowing with an Interest Period of one month.
SECTION 2.09    Prepayments of Advances. (a) Optional. The Borrower may, upon notice (i) not later than 12:00 noon (New York City time) at least three U.S. Government Securities Business Days prior to the date of such prepayment, in the case of Term SOFR Borrowings, (ii) not later than 11:00 a.m. (New York City time) at least three Business Days prior to the date of such prepayment, in the case of EURIBOR Borrowings, (iii) not later than 12:00 noon (New York City time) at least three RFR Business Days prior to the date of such prepayment, in the case of RFR Borrowings and (iv) not later than 11:00 a.m. (New York City time) on the date of such prepayment, in the case of Base Rate Borrowings, to the Agent stating the Borrowing to be prepaid and the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid (and, if such notice is given the Borrower shall, unless such notice is revoked as set forth below, make such prepayment); provided, however, that (x) each partial prepayment of Advances shall be in an aggregate principal amount of not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a Term Benchmark

Advance on a date other than the last day of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(f). Notwithstanding the foregoing, any such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified date of prepayment) if such condition is not satisfied, provided that any revocation of a notice of prepayment shall not relieve the Borrower of its obligations in respect thereof, if any, under Section 8.04(f).
(b)    Mandatory. (i) If, on any date, the Agent notifies the Borrower that, on such date, the aggregate Revolving Credit Exposure exceeds the aggregate Commitments of the Lenders on such date, the Borrower shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of the Advances in an aggregate amount sufficient to eliminate such excess; provided that, in the case of any Term Benchmark Advance, the Borrower shall not be required to make a prepayment thereof prior to the end of the Interest Period then applicable thereto unless the aggregate principal amount of Advances outstanding calculated pursuant to this clause (i) exceeds 105% of the aggregate Commitments of the Lenders on such date. The Agent shall give prompt notice of any prepayment required under this Section 2.09(b)(i) to the Borrower and the Lenders, and shall provide prompt notice to the Borrower of any such notice of required prepayment received by it from any Lender.
(ii)    Each prepayment made pursuant to this Section 2.09(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Term Benchmark Advance on a date other than the last day of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 8.04(f).
SECTION 2.10    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted EURIBO Rate);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any Advance, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Adequacy and Liquidity. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law

(taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.11    Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its applicable lending office to perform its obligations hereunder to make Advances (other than, subject to clause (c) of this Section, Base Rate Advances) or to fund or maintain any such Advances, (a) each such Advance will automatically, upon such demand (i) if such Advance is a Term SOFR Advance, be Converted into a Base Rate Advance and (ii) if such Advance is denominated in any Foreign Currency, be exchanged into an Advance denominated in Dollars in a principal amount equal to the Dollar Equivalent thereof as of the date of exchange and be Converted into a Base Rate Advance, (b) the obligation of the Lenders to make such Advances or to Convert Base Rate Advances into such Advances, as applicable, shall be suspended and (c) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances due to the interest rate thereon being determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on such Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case, until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist (which notice shall be given promptly after the Agent has been advised by such Lender that the circumstances causing such suspension no longer exist).
SECTION 2.12    Payments and Computations. (a) The Borrower shall make each payment hereunder (except with respect to principal of, interest on and other amounts relating to Advances denominated in a Foreign Currency), irrespective of any right of counterclaim or set-off, not later than 2:00 p.m. (New York City time) on the day when due in Dollars to the Agent by wire transfer to the account of the Agent most recently designated by the Agent for such purpose in same day funds. The Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, irrespective of any right of counterclaim or set-off, not later than the Applicable Time specified by the Agent on the day when due in such Foreign Currency to the Agent, by wire transfer of such funds to the account of the Agent most recently designated by the Agent for such purpose in same day funds. The Agent will distribute, in like funds, any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
(b)    The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any other Loan Document held by such Lender, to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due.

(c)    All computations of interest based on the Prime Rate or SONIA shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and of fees shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(d)    Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of any Term Benchmark Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(e)    Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Overnight Rate.
(f)    To the extent that the Agent receives funds for application to the amounts owing by the Borrower under or in respect of this Agreement or any other Loan Document in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.12, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Foreign Currency or from Dollars to a Foreign Currency or from a Foreign Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.12; provided that the Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(f) or as a result of the failure of the Agent to effect any such conversion or exchange; provided, further, that the Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(f).
SECTION 2.13    Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with this Agreement or any other Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(A), 2.13(f)(ii)(B) and 2.13(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Note, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Note, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under this Agreement or any Note would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement or any Note.
SECTION 2.14    Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances; provided that:
(a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (in each case, for the avoidance of doubt, as in effect from time to time) (including the application of funds arising from the existence of a Defaulting Lender or pursuant to Section 2.20), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
SECTION 2.15    Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to such Lender in a principal amount up to the Commitment of such Lender.
(b)    The Register maintained by the Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Commitment Increase Amendment and of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.
(c)    Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement or any other Loan Document.
SECTION 2.16    Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries, including acquisitions and repurchases of stock.
SECTION 2.17    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10 or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 or any Lender gives notice pursuant to Section 2.11, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.13, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.11, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.10 or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 or any Lender gives notice pursuant to Section 2.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), or if any Lender is a Defaulting Lender, a Non-Consenting Lender or a Declining Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or 2.13) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 8.07;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 8.04(f)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law;
(v)    in the case of any such assignment resulting from a Lender becoming a Declining Lender, the applicable assignee shall have agreed to the applicable request for the extension of the Termination Date; and
(vi)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this Section 2.17(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.18    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 8.01(b).
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 8.05 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are funded by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. Each Defaulting Lender shall not be entitled to receive a commitment fee for any period during which that Lender is a Defaulting Lender.
(b)    Defaulting Lender Cure. If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.19    Increase in the Aggregate Commitments. (a) The Borrower may, at any time, by written notice to the Agent (which shall promptly notify the Lenders), request that the aggregate amount of the Commitments be increased by an amount of $25,000,000 or an integral multiple thereof (each a “Commitment Increase”), as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $700,000,000 and (ii) no Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase.
(b)    Each Commitment Increase shall be documented by a written agreement (the “Commitment Increase Amendment”) executed by the Borrower, the Agent and one or more financial institutions that is a Lender or an Eligible Assignee (any such financial institution being called an “Increasing Lender”), which shall specify the portion of such Commitment Increase provided by each Increasing Lender. New Commitments and increases in Commitments arising from a Commitment Increase shall become effective on the date specified in the applicable Commitment Increase Amendment (the “Increase Date”); provided that no increase in the Commitments (or in the Commitment of any Lender) pursuant to a Commitment Increase shall become effective unless (i) the Agent shall have received on or before such Increase Date, each dated such date, (A) certified copies of resolutions of the Board of Directors of the Borrower (or any committee of such Board having the power to approve such Commitment Increase) approving the Commitment Increase and the corresponding Commitment Increase Amendment and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in form and substance reasonably acceptable to the Agent, and (ii) (A) no Default shall have occurred and be continuing on such Increase Date, (B) the representations and warranties contained in Section 4.01 shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such Increase Date, as though made on and as of such date (except (x) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such earlier date and (y) the date referred to in the last sentence of Section 4.01(e) shall be deemed to be the date of the most recent audited financial statements delivered in accordance with Section 5.01(h)(ii)) and (C) the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated as of such Increase Date, certifying as to the foregoing clauses (A) and (B).
(c)    On each Increase Date, the Agent shall notify the Lenders and the Borrower of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender on such date.
(d)    Each of the parties hereto hereby agrees that the Agent may take any and all actions as it determines to be reasonably necessary to ensure that, after giving effect to any Commitment Increase pursuant to this Section 2.19, the outstanding Advances, if any, are held by the Lenders on a pro rata basis in accordance with their respective Commitments. This may be accomplished, at the discretion of the Agent, by, among other things, (A) requiring the outstanding Advances to be prepaid with the proceeds of a new Borrowing, (B) causing each Increasing Lender to purchase at par that portion of outstanding Advances of the other Lenders, which purchases shall be effected pursuant to such mechanics as shall be reasonably determined by the Agent, or (C) by any combination of the foregoing. Notwithstanding the foregoing, in order to eliminate any break funding liability of the Borrower under Section 8.04(f), if, on any Increase Date, any Advances that are Term Benchmark Advances are outstanding, such Advances may continue to remain outstanding (notwithstanding any other requirement in this Agreement that the Advances be held by the Lenders on a pro rata basis in accordance with their respective Commitments) until the end of the then current Interest Period applicable thereto.
(e)    This Section 2.19 shall supersede any provisions in Section 2.14 or 8.01 to the contrary.
SECTION 2.20    Extension of Termination Date.
(a)    Requests for Extension. The Borrower may, by written notice to the Agent (which shall promptly notify the Lenders) (an “Extension Notice”), request that the Termination Date then in effect (the “Current Termination Date”) be extended to the date one year after the Current Termination Date; provided that not more than a single such extension may be effected in any period of 12 consecutive months and no more than two extensions may be effected after the Effective Date and, after giving effect thereto, the Termination Date may not be more than five years after the applicable Extension Closing Date.
(b)    Lender Elections to Extend. Each Lender will use its reasonable efforts to notify the Agent in writing within 20 days of delivery to such Lender of such Extension Notice whether it agrees to such extension, it being agreed that the decision to agree to such extension shall be in the sole and individual discretion of such Lender. Any Lender that does not so notify the Agent in writing that it agrees to such extension within 20 days of delivery to such Lender of such Extension Notice (each, a “Declining Lender”) shall continue to be a Lender with a Commitment until the Current Termination Date or until such Lender is replaced pursuant to Section 2.17(b) or otherwise ceases to be a Lender pursuant to this Agreement (but shall not have any Commitment during any extended period to which it has not agreed). The Agent shall notify the Borrower not later than 20 days after delivery of the notice of the Extension Notice to the Lenders of the decision of the Lenders regarding the Borrower’s request for an extension of the Termination Date.
(c)    Minimum Extension Requirement. If and only if the total of the Commitments of the Lenders that have so agreed to extend the Termination Date (including any Person that replaces a Declining Lender pursuant to Section 2.17(b)) shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Closing Date, the Current Termination Date, effective as of the Extension Closing Date, shall be extended to the date specified in the Extension Notice and all references in this Agreement and in any other Loan Document to the “Termination Date” shall refer to the Termination Date as so extended, in each case, other than with respect to the Declining Lenders; provided that, if such Commitments shall be less than 100% of the aggregate amount of the Commitments in effect immediately prior to the Extension Closing Date, the Borrower shall have the right to rescind the request to so extend the Current Termination Date. The Borrower agrees to pay in full all amounts owing hereunder to each Declining Lender on the applicable Current Termination Date.
(d)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, each extension of the Termination Date pursuant to this Section 2.20 shall be effective (the effective date of such extension, the “Extension Closing Date”) only if:
(i)    no Default has occurred and is continuing as of the Extension Closing Date;
(ii)    all representations and warranties contained in Section 4.01 are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Extension Closing Date (except (x) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such earlier date and (y) the date referred to in the last sentence of Section 4.01(e) shall be deemed to be the date of the most recent audited financial statements delivered in accordance with Section 5.01(h)(ii)); and
(iii)    the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated as of the Extension Closing Date, certifying as to the foregoing.
(e)    General. In connection with any extension of the Termination Date pursuant to this Section 2.20, the Agent and the Borrower may, without the consent of any Lender, effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Agent, to give effect to the provisions of this Section 2.20. This Section 2.20 shall supersede any provisions in Section 2.14 or 8.01 to the contrary.
ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING
SECTION 3.01    Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date on which the following conditions precedent have been satisfied:
(a)    The Agent (or its counsel) shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party and (ii) from the Borrower, the Disclosure Letter signed on behalf of the Borrower (in each case which, subject to Section 8.10, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).
(b)    The Borrower shall have paid all fees and expenses of the Agent, the Arrangers and the Lenders (including the fees and expenses of counsel to the Agent) payable hereunder or in any commitment or fee letters entered into by the Borrower that have, in the case of expenses, been invoiced to the Borrower at least one Business Day prior to the Effective Date.
(c)    On the Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:
(i)    the representations and warranties contained in Section 4.01 are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Effective Date, and

(ii)    no Default has occurred and is continuing on and as of the Effective Date.
(d)    The Agent shall have received the following, in form and substance reasonably satisfactory to the Agent:
(i)    a certificate of the Secretary or an Assistant Secretary of the Borrower (A) attaching certified copies of the resolutions of the Board of Directors of the Borrower (or a committee thereof) approving this Agreement and the other Loan Documents, (B) attaching a certified copy of the Borrower’s charter and a copy of the Borrower’s by-laws, (C) attaching a good standing certificate of recent date from the State of Delaware and (D) certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the other Loan Documents and the other documents to be delivered hereunder; and
(ii)    a favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Borrower.
(e)    At least three Business Days prior to the Effective Date, the Borrower shall have delivered (i) all information in respect of “know your customer” or similar identification procedures and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in each case to the extent reasonably requested by the Agent or any Lender in writing at least 10 Business Days prior to the Effective Date.
(f)    The Existing Credit Agreement and all commitments under the Existing Credit Agreement shall have been, or concurrently with the effectiveness of this Agreement shall be, terminated, and all amounts outstanding or accrued thereunder shall have been, or concurrently with the effectiveness of this Agreement shall be, paid. Each of the Lenders that is party to the Existing Credit Agreement hereby waives, by execution of this Agreement, any requirement that notice of such termination or payment be made in advance thereof.
For purposes of determining compliance with the conditions specified in this Section 3.01, the Borrower and the Agent may presume that each Lender shall have consented to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Effective Date, specifying its objection thereto. The Agent shall promptly notify the Borrower and the Lenders of the occurrence of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.
SECTION 3.02    Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):
(a)    the representations and warranties contained in Section 4.01 (except, after the Effective Date, the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such earlier date), and
(b)    no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
SECTION 4.01    Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be delivered by it, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any law or any material contractual restriction binding on the Borrower, in each case under this clause (ii), other than any such contravention which would not be reasonably likely to have a Material Adverse Effect.
(c)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the other Loan Documents to be delivered by it, except (i) such as have been obtained or made and are in full force and effect or (ii) those authorizations, approvals, actions, notices or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
(d)    This Agreement and each of the other Loan Documents have been duly executed and delivered by the Borrower. This Agreement and each of the other Loan Documents is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(e)    (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2022, and the related Consolidated statements of operations, comprehensive income, cash flows and changes in stockholders’ equity of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, and (ii) the condensed Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2023, and the related condensed Consolidated statements of operations, comprehensive income, cash flows and changes in stockholders’ equity of the Borrower and its Subsidiaries for the fiscal quarter then ended, in each case, fairly present in all material respects the Consolidated financial position of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations and cash flows of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, subject, in the case of clause (ii), to the absence of footnotes and to year-end audit adjustments. Since December 31, 2022, there has been no Material Adverse Change.
(f)    There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation, or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby.
(g)    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in a manner that would violate Regulation U.
(h)    The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(i)    Neither the Information Memorandum nor any other information or report furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation and syndication of this Agreement or pursuant to the terms of this Agreement, when taken together with the Borrower’s filings with the Securities and Exchange Commission, contained when furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.
(j)    The Borrower has implemented, maintains in effect and enforces policies and procedures that it believes are reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower or any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers, employees or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is, or is controlled by, a Sanctioned Person.
ARTICLE V

COVENANTS OF THE BORROWER
SECTION 5.01    Affirmative Covenants. So long as the principal or interest on any Advance shall remain unpaid, any Lender shall have any Commitment hereunder or any fees payable hereunder shall remain unpaid, the Borrower will:
(a)    Compliance with Laws, Etc. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders (such compliance to include compliance in all material respects with ERISA, Environmental Laws and the Patriot Act), except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
(ii)    Maintain in effect and enforce policies and procedures that it believes are reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(b)    Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries (other than Immaterial Subsidiaries) to pay and discharge, before the same shall become delinquent, (i) all material Taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims, that, in the cases of clauses (i) and (ii), if unpaid, might by law become a Lien upon its property that would be prohibited under Section 5.02(a); provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.
(c)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries (other than Immaterial Subsidiaries) to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

(d)    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries (other than Immaterial Subsidiaries) to preserve and maintain, its corporate or other organizational existence and, except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect, preserve and maintain its rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger, consolidation, conveyance, transfer, lease, disposition, liquidation or dissolution permitted under Section 5.02(b), and provided, further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors (or any committee thereof or any similar governing body) of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.
(e)    Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Agent or any of the Lenders or any agents or representatives thereof (in each case, acting as a group), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants; provided that so long as no Event of Default has occurred and is continuing, the Agent and the Lenders shall not exercise their visitation rights under this Section 5.01(e) more than once per fiscal year and such visitations shall be coordinated though the Agent. Notwithstanding anything to the contrary in this Section 5.01(e), neither the Borrower nor any of its Subsidiaries will be required to disclose or permit the inspection, examination or making of extracts of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Agent or any Lender (or their respective designated representative) is then prohibited by applicable law or any agreement binding on the Borrower or any of its Subsidiaries or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that the Borrower shall use commercially reasonable efforts to the extent not prohibited by applicable law to promptly notify the Agent that information is being withheld pursuant to clause (ii) or (iii).
(f)    Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, that are sufficient to permit the preparation of Consolidated financial statements of the Borrower in accordance with GAAP.
(g)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so would not have a Material Adverse Effect.
(h)    Reporting Requirements. Furnish to the Agent and the Lenders:
(i)    within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the condensed Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and condensed Consolidated statements of operations, comprehensive income, cash flows and changes in stockholders’ equity of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified by a responsible financial officer of the Borrower as presenting fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied (subject to year-end audit adjustments and the absence of footnotes), and a certificate of a responsible financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03;
(ii)    within 90 days after the end of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and

Consolidated statements of operations, comprehensive income, cash flows and changes in stockholders’ equity of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion of Ernst & Young LLP or other nationally recognized independent public accounting firm (without a “going concern” or like qualification or exception (other than any such qualification or exception that is expressly solely with respect to, or expressly resulting solely from, (A) the upcoming maturity of any Debt or (B) any potential inability to satisfy any financial maintenance covenant) and without any qualification or exception as to the scope of such audit) to the effect that such Consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, and a certificate of a responsible financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03;
(iii)    as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of a responsible financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;
(iv)    promptly after the sending or filing thereof, copies of all reports that the Borrower sends to all of its securityholders generally, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; and
(v)    promptly after such request, (A) such other information respecting the financial condition of the Borrower or any of its Subsidiaries as the Agent or any Lender through the Agent may from time to time reasonably request and (B) all documentation and other information reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know-your-customer” and anti-money laundering rules and regulations (including the Patriot Act and the Beneficial Ownership Regulation).
Documents required to be delivered pursuant to clauses (i), (ii) and (iv) of this Section 5.01(h) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System.
SECTION 5.02    Negative Covenants. So long as the principal or interest on any Advance shall remain unpaid, any Lender shall have any Commitment hereunder or any fees payable hereunder shall remain unpaid, the Borrower will not:
(a)    Liens. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:
(i)    Permitted Liens,
(ii)    purchase money Liens (including in connection with finance leases) upon or in any property (including any accessions, additions, parts, replacements, fixtures, improvements and attachments thereto and the proceeds thereof, and customary cash security deposits) acquired, leased or held by the Borrower or any Subsidiary to secure the purchase price or lease of such property or to secure Debt (and obligations relating thereto not constituting Debt) incurred solely for the purpose of financing the acquisition of such property, or Liens existing on any property at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing that do not increase the outstanding amount of obligations secured thereby except by an amount equal to any fees, expenses and premiums paid in connection with such extension, renewal or replacement; provided, however, that no such Lien shall extend to or cover any properties of any character other than the property being acquired, leased or held (and any accessions, addition, parts, replacements, fixtures, improvements and attachments thereto and the proceeds thereof, and customary cash security deposits), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced (and any accessions, additions, parts, replacements, fixtures, improvements and attachments thereto and the proceeds thereof, and customary cash security deposits); provided further that individual financings of equipment in favor of any Person (or its Affiliates) that are, in each case, permitted to be secured under this clause (a)(ii) may be cross-collateralized to other such financings provided by such Person (or its Affiliates),
(iii)    Liens existing on the Effective Date and, if securing obligations in an aggregate amount in excess of $10,000,000, described on Schedule 5.02(a) to the Disclosure Letter, and any extension, renewal or replacement thereof; provided that (A) such Liens shall not apply to any other property or asset of the Borrower or any Subsidiary (other than accessions, additions, improvements and attachments thereto and the proceeds thereof) and (B) such Liens secure only those obligations that they secure on the Effective Date and replacements, refinancings, extensions and renewals thereof that do not increase the outstanding principal amount thereof, except by an amount equal to any fees, expenses and premiums paid in connection with such replacement, refinancing, extension or renewal,
(iv)    Liens on property of a Person that is not a Subsidiary existing at the time such Person is merged into or consolidated with or into the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower and any extension, renewal or replacement thereof; provided that (A) such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person (and its Subsidiaries) so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary and (B) such Liens secure only those obligations that they secure on the date of such merger, consolidation or acquisition and replacements, refinancings, extensions and renewals thereof that do not increase the outstanding principal amount thereof except by an amount equal to any fees, expenses and premiums paid in connection with such replacement, refinancing, extension or renewal,
(v)    in connection with the sale, transfer or other disposition of any Equity Interests or other assets, customary rights and restrictions contained in agreements relating to such sale, transfer or other disposition pending the completion thereof,
(vi)    Liens on any cash deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other investment,
(vii)    Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Debt,
(viii)    other Liens; provided that at the time of the incurrence of any such Lien or the applicable Debt secured thereby, the sum of (A) the aggregate principal amount of Debt outstanding under Section 5.02(c)(iv) (and that is not secured by Liens under this clause (viii)) and (B) the aggregate principal amount of Debt and the aggregate amount of other obligations outstanding secured by Liens under this clause (viii) does not exceed the greater of $750,000,000 and 7.5% of Consolidated total assets of the Borrower and its Subsidiaries as of the last day of the most recently ended Test Period, and
(ix)    (A) any Qualified Factoring Arrangement entered into by the Borrower or any of its Subsidiaries and (B) Liens on accounts receivable created or deemed to exist in connection with any Qualified Factoring Arrangement.

(b)    Mergers, Etc. Merge or consolidate with or into, or permit any of its Subsidiaries to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose or permit any of its Subsidiaries to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and its Subsidiaries, on a consolidated basis, to, any Person, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets (including by way of liquidation or dissolution) to, any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge into or dispose of assets (including by way of liquidation or dissolution) to the Borrower, (iii) any acquisition may be effected through the merger of one or more Subsidiaries with another Person (other than the Borrower) in which the surviving entity is a Subsidiary of the Borrower and (iv) any disposition (other than of all or substantially all of the assets of the Borrower and its Subsidiaries, on a consolidated basis) may be effected through the merger of one or more Subsidiaries with another Person (other than the Borrower) in which the surviving entity is not a Subsidiary; provided, in each case, that no Specified Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
(c)    Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist any Debt other than:
(i)    Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower,
(ii)    Debt existing or available for draw on the Effective Date and described on Schedule 5.02(c) to the Disclosure Letter (the “Existing Debt”), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Debt; provided that (A) the principal amount of such Debt shall not be increased above the principal amount of the applicable Existing Debt outstanding and/or the amount of the applicable Existing Debt available for draw immediately prior to such extension, refunding or refinancing, except by any fees, expenses and premiums paid in connection with such extension, refunding or refinancing, and (B) the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing,
(iii)    Debt described in, and secured by Liens permitted by, Section 5.02(a)(ii),
(iv)    other Debt; provided that at the time of the incurrence of any such Debt, the sum of (A) the aggregate principal amount of Debt and the aggregate amount of other obligations outstanding secured by Liens under Section 5.02(a)(viii) (and that are not securing Debt outstanding under this clause (iv)) and (B) the aggregate principal amount of Debt outstanding under this clause (iv) does not exceed the greater of $750,000,000 and 7.5% of Consolidated total assets of the Borrower and its Subsidiaries as of the last day of the most recently ended Test Period,
(v)    indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
(vi)    guaranties by any Subsidiary of any Debt of any other Subsidiary otherwise permitted under this Section 5.02(c),
(vii)    guaranties by any Subsidiary of any Debt of the Borrower; provided that prior to or substantially concurrently with the provision of such guarantee, (A) such Subsidiary shall duly execute and deliver to the Agent a guarantee agreement, in form and substance reasonably satisfactory to the Agent, pursuant to which it shall guarantee all the obligations of the Borrower under the Loan Documents, (B) such Subsidiary shall deliver documents and certificates of the type referred to in Section 3.01(d)(i) and other documents reasonably requested by the Agent, in each case, with respect to such guarantee agreement and such Subsidiary, and (C) such Subsidiary shall deliver to the Agent or any Lender all information with respect to such Subsidiary under applicable “know your customer” and anti-money laundering rules and regulations (including the

Patriot Act and Beneficial Ownership Regulation) reasonably requested by the Agent or such Lender,
(viii)    Debt of a Person that becomes a Subsidiary (or of a Person that is not a Subsidiary that is merged or consolidated with or into a Subsidiary) after the date of this Agreement (“Acquired Debt”); provided that such Acquired Debt exists at the time such Person becomes a Subsidiary (or such merger or consolidation) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Acquired Debt; provided that (A) the principal amount of such Debt shall not be increased above the principal amount of the applicable Acquired Debt outstanding immediately prior to such extension, refunding or refinancing, except by any fees, expenses and premiums paid in connection with such extension, refunding or refinancing, and (B) the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing,
(ix)    Debt arising under Hedge Agreements entered into in the normal course of business and not for speculative purposes,
(x)    Debt as an account party in respect of trade or standby letters of credit, bank guarantees or bankers’ acceptances in an aggregate amount not to exceed $60,000,000 at any time outstanding,
(xi)    Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case incurred in the ordinary course of business,
(xii)    Debt with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business or with respect to agreements providing for indemnification, adjustment of purchase price, earn-out payments, earnest money or similar obligations in connection with any acquisitions or dispositions,
(xiii)    Debt arising in connection with cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, and
(xiv)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Debt described in clauses (i) through (xiii) above.
(d)    Use of Proceeds. Directly use, or permit any Subsidiary to directly use, or knowingly indirectly use, or permit any Subsidiary to knowingly indirectly use, the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, (ii) for the purpose of financing any activities, business or transaction of or with, at the time of such financing, any Sanctioned Person or a Person controlled by a Sanctioned Person, or in any Sanctioned Country other than as otherwise permitted under applicable law, rule, regulation or in accordance with any applicable permit or exemption or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.03    Leverage Ratio. So long as the principal or interest on any Advance shall remain unpaid, any Lender shall have any Commitment hereunder or any fees payable hereunder shall remain unpaid, the Borrower will maintain, as at the last day of each Test Period, a Leverage Ratio of not greater than 3.0:1.0; provided that upon written notice (such notice, an “Increase Leverage Notice”) to the Agent from the Borrower (which the Agent shall promptly provide to the Lenders) that a Material Acquisition has been consummated, the Borrower will be permitted to maintain a Leverage Ratio of not greater than 3.5 to 1.0 as of the last day of the fiscal quarter in which such acquisition is consummated and each of the immediately succeeding three fiscal quarters; provided, further, that after the effectiveness of such an Increase Leverage Notice, the Borrower shall maintain a Leverage Ratio of 3.0 to 1.0 or less as of the last day of not fewer than two fiscal quarters before a subsequent Increase Leverage Notice may be delivered to the Agent in accordance with this Section 5.03.
ARTICLE VI

EVENTS OF DEFAULT
SECTION 6.01    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or any other payment of fees or other amounts payable under this Agreement or any other Loan Document within five Business Days after the same becomes due and payable;
(b)    any representation or warranty made by the Borrower in any Loan Document or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made;
(c)    (i) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) (solely with respect to the Borrower’s existence), 5.01(h)(iii), 5.02 or 5.03 or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender;
(d)    the Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or net amount of at least $200,000,000 in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or the exercise of any optional prepayment or redemption provision), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that this Section 6.01(d) shall not apply to (i) any prepayment, redemption or repurchase of, or an offer to prepay, redeem or repurchase, secured Debt resulting from a disposition, condemnation, insured loss or similar event relating to the property securing such Debt, so long as such Debt is prepaid, redeemed or repurchased when required under the documents providing for such Debt, (ii) any prepayment, redemption or repurchase of, or an offer to prepay, redeem or repurchase, any Debt using a portion of excess cash flow or a similar financial measure, (iii) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (iv) any Acquired Debt to the extent that such Acquired Debt is prepaid, redeemed or repurchased, or offered to be prepaid, redeemed or repurchased, as required by the terms thereof in connection with the acquisition of any Person or (v) any prepayment, redemption or repurchase or defeasance of any Debt incurred to finance an acquisition if such acquisition is not consummated;
(e)    the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary)

seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation (other than solvent liquidation of any Subsidiary permitted by Section 5.02(b)), winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(e);
(f)    judgments or orders for the payment of money in excess of $200,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and a third-party insurer that is financially sound and (B) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;
(g)    (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower representing 40% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (x) who were members of the Board of Directors of the Borrower on the first day of such period, (y) whose election or nomination to the Board of Directors of the Borrower was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of the Board of Directors of the Borrower or (z) whose election or nomination to the Board of Directors of the Borrower was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of the Board of Directors of the Borrower; or
(h)    the Borrower or any of its ERISA Affiliates shall incur liability that has had, or would reasonably be expected to have, a Material Adverse Effect as a result of one or more of the following: (i) the occurrence of any ERISA Event, (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan or (iii) the reorganization or termination of a Multiemployer Plan;
then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the case of an Event of Default under Section 6.01(e) with respect to the Borrower, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENT
SECTION 7.01    Authorization and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and none of the Borrower nor any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions. Without limiting the foregoing, each Lender hereby authorizes the Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers and remedies that the Agent may have under such Loan Documents. It is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 7.02    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity as a Lender. The Person serving as Agent hereunder and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 7.03    Duties of Agent; Exculpatory Provisions. (a) Neither the Agent nor any of its Related Parties shall have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing:
(i)    the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, each Lender agrees that it will not assert any claim against the Agent based on an alleged breach of fiduciary duty or other implied duties by the Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby;
(ii)    the Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by this Agreement that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement) and unless and until revoked in writing, such direction shall be binding upon each lender, provided that the Agent shall not be required to take any action that, in its opinion, could expose the Agent to liability or be contrary to this Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided, further, that the Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement) prior to the exercise of any such directed action and may refrain from acting until such clarification or direction has been provided;

(iii)    except as expressly set forth in this Agreement, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity;
(iv)    nothing in this Agreement or any other Loan Document shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and
(v)    nothing in this Agreement or any other Loan Document shall require the Agent to account to any Lender for any sum or the profit element of any sum received by the Agent for its own account.
(b)    The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).
(c)    The Agent shall be deemed not to have knowledge of any notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Agent by the Borrower or a Lender. Further, the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, representation or warranty made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article III or elsewhere in this Agreement, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Agent. Notwithstanding anything herein to the contrary, the Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrower or any Lender as a result of any determination that any Lender is a Defaulting Lender, or the effective date of such status (it being further understood and agreed that the Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender).
SECTION 7.04    Reliance by Agent. (a) The Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person or Persons (whether or not such Person in fact meets the requirements set forth in this Agreement for being the signatory, sender or maker thereof) and may act upon such statement made to it orally prior to receipt of a written confirmation thereof.
(b)    Without limiting the foregoing, the Agent (i) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 8.07, (ii) may rely on the Register to the extent set forth in Section 8.07(c), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken reasonably and in good faith by it in accordance with the advice of such counsel, accountants or experts and (iv) in determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Advance.
SECTION 7.05    Delegation of Duties. The Agent may perform any of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
SECTION 7.06    Successor Agent. (a) The Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld, delayed or conditioned and shall not be required while a Specified Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent. Upon the acceptance of appointment as Agent by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. Prior to any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under this Agreement.
(b)    Notwithstanding anything to the contrary in Section 7.06(a), in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (A) all payments required to be made hereunder to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Agent shall directly be given or made to each Lender. Following the effectiveness of the Agent’s resignation from its capacity as such, the provisions of this Article VII and Section 8.04, as well as any other exculpatory, reimbursement and indemnification provisions set forth in this Agreement, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
SECTION 7.07    Acknowledgments of the Lenders. Each Lender acknowledges and agrees that (a) it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, (b) it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder, (c) the Loan Documents set forth the terms of a commercial lending facility, (d) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing) and (e) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other document required to be delivered to, or be approved by or satisfactory to, the Agent or the Lenders on the Effective Date.
SECTION 7.08    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder, and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities and the exculpatory provisions provided for hereunder and under the other Loan Documents.
SECTION 7.09    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender
(b)    In addition, unless either (i) the immediately preceding clause (a)(i) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
SECTION 7.10    Erroneous Payments.
(a)    Each Lender hereby agrees that (i) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Agent, may, in its sole discretion, specify in writing), return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this Section 7.10 shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Agent, may, in its sole discretion, specify in writing), return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower hereby agrees that (i) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower hereunder or under any other Loan Document, in each case, except to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the obligations owed by the Borrower hereunder or under any other Loan Document.
(d)    Each party’s obligations, agreements and waivers under this Section 7.10 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the Termination Date and/or the repayment, satisfaction or discharge of all obligations of the Borrower (or any portion thereof) under this Agreement and the other Loan Documents.
ARTICLE VIII

MISCELLANEOUS
SECTION 8.01    Amendments, Etc. (a) Subject to Section 8.01(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of this Agreement, by the Borrower and the Required Lenders and (y) in the case of any other Loan Document, by the parties thereto, with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (A) change the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend or waive any rights thereunder or make any determination or grant any consent thereunder or (B) amend this Section 8.01, and (ii) no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (A) increase or extend the Commitment of such Lender, (B) reduce the principal of, or rate of interest on, any Advance of such Lender or any fee payable to such Lender, (C) postpone any date fixed for any payment of principal of, or interest on, any Advance of such Lender or any fee payable to such Lender or (D) change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.
(b)    Notwithstanding anything to the contrary in Section 8.01(a):
(i)    any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;
(ii)    this Agreement may be amended in a manner provided in Section 2.07(b), 2.19, 2.20 or 8.14;
(iii)    in connection with any Subsidiary providing a guarantee of the obligations of the Borrower under the Loan Documents as contemplated by Section 5.02(c)(vii), any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Agent to reflect, in the manner to be mutually agreed by the Borrower and the Agent, the existence of such guarantee and customary provisions relating thereto, including references to such Subsidiary in Sections 4.01 and 6.01, with the Borrower agreeing that it will not unreasonably withhold, delay or condition its agreement to such amendment;
(iv)    no Defaulting Lender shall have the right to approve or disapprove of any amendment, waiver or consent of this Agreement or any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except with respect to any amendment, waiver or consent referred to in Section 8.01(a)(ii)(A), (ii)(B) or (ii)(C) and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or consent; and
(v)    no amendment, waiver or consent referred to in the first proviso to Section 8.01(a) shall require the consent or approval of any Lender that, immediately after giving effect to such amendment, waiver or consent, (A) shall have no Commitment or other obligation to maintain or extend credit under the Loan Documents and (B) substantially contemporaneously with the effectiveness of such amendment, waiver or consent, shall have been paid in full all amounts owing to it under the Loan Documents (including, without limitation, principal, interest and fees), it being understood and agreed that from and after the effectiveness of any such amendment, waiver or consent any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto, provided that any such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement.
SECTION 8.02    Notices, Etc. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:
(i)    if to the Borrower, to the Borrower at 1133 Innovation Way, Sunnyvale, California 94089, Attention of: Assistant Treasurer: [redacted], with a copy to: General Counsel [redacted];
(ii)    if to the Agent, to JPMorgan Chase Bank, N.A. at 131 S Dearborn St, Floor 04, Chicago, Illinois 60603, Attention of: Loan and Agency Servicing email: [redacted]; for agency withholding tax inquiries, email: [redacted]; and for agency compliance/financials/IntraLinks, email: [redacted]; and
(iii)    if to a Lender, to it at its address (or email) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).
(b)    Electronic Communications. Notices and other communications by the Agent to the Lenders hereunder may be delivered or furnished, in addition to email, by other electronic communication (including Internet or intranet websites and the Platform) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by such other electronic communication. The Agent or the Borrower may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    Change of Address, etc. Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender, by notice to the Borrower and the Agent).
(d)    Platform.
(i)    The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through the Platform except to the extent caused by Agent’s or any Agent Party’s gross negligence, bad faith or willful misconduct.
(iii)    Each of the Lenders and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Agent’s generally applicable document retention procedures and policies.
SECTION 8.03    No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies provided by law. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of an Advance shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or any of their respective Related Parties may have had notice or knowledge of such Default at the time.
SECTION 8.04    Costs and Expenses; Indemnification; Breakage; Limitation of Liability.
(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of a single counsel for the Agent and its Affiliates), in connection with the syndication of the Commitments, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Agent or any Lender (including the fees, charges and disbursements of a single counsel for the Agent and the Lenders and, if deemed reasonably necessary by the Agent, of a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, solely in the case of an actual or perceived conflict of interest, one additional firm of counsel (and, if reasonably necessary, one additional firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) to the affected Lenders that are similarly situated, taken as a whole), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable and documented out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee (but limited to fees, charges and disbursements of one firm of primary counsel for all the Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all the Indemnitees, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional firm of counsel (and, if reasonably necessary, one additional firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) to the affected Indemnitees that are similarly situated, taken as a whole)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration, or administrative, judicial or regulatory action or proceeding (each, a “Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Affiliates, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, apply to any Liabilities or related expenses to the extent they (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against such Indemnitee for material breach of such Indemnitee’s obligations hereunder, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) arise out of or are in connection with any claim not involving an act or omission of the Borrower or its Affiliates and result from a claim brought by any Indemnitee against any other Indemnitee (other than against the Agent, any Arranger, any Syndication Agent or any other title holder in their respective capacities as, or in fulfilling their roles as, such). This Section 8.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s “pro rata share” (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, further, that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent), in connection with such capacity. For purposes of this Section, at any time, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate Revolving Credit Exposure and the aggregate Unused Commitments.
(d)    Limitation of Liability. To the fullest extent permitted by applicable law, (i) each party hereto agrees not to assert, and each hereby waives, any Liabilities against any other party hereto or any of their respective Affiliates or, in the case of the Borrower, against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided that the foregoing shall not limit the indemnity and reimbursement obligations of the Borrower or, if applicable, any of its Affiliates set forth in this Agreement, any other Loan Document or any other written agreement to which the Borrower or, if applicable, any of its Affiliates is a party, and (ii) the Borrower shall not assert, and hereby waives, any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of any information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems, including the Platform or otherwise via the internet, except, in the case of any Lender-Related Person, to the extent such Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of its obligations under this Agreement by, such Lender-Related Person.
(e)    Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
(f)    Breakage. If (a) any payment of principal of, or Conversion or Continuation of, any Term Benchmark Advance is made for any reason other than on the last day of the Interest Period for such Advance, (b) the Borrower fails to borrow, Convert, Continue or prepay any Term Benchmark Advance on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked in accordance therewith) or (c) there occurs an assignment of any Term Benchmark Advance other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17(b), the Borrower shall, upon receipt of a certificate of any Lender setting forth in reasonable detail the calculation of the amounts that such Lender is entitled to receipt pursuant to this Section 8.04(f) (with a copy of such certificate to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such event, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.
SECTION 8.05    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Advances owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 8.06    Binding Effect; Entire Agreement; Survival. Subject to the satisfaction of the conditions set forth in Section 3.01, this Agreement shall become effective when it shall have been executed by the Borrower, the Agent and each of the Lenders listed on Schedule 2.01 and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of each of the Lenders (and any other attempted assignment or transfer by the Borrower shall be null and void). This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any commitment letter that by the terms thereof survive the effectiveness of this Agreement or any provisions of any separate fee letter between the Agent or any Affiliate thereof and the Borrower, all of which provisions shall remain in full force and effect). The agreements and obligations contained in Sections 2.02(d), 2.10, 2.12(e), 2.13, 8.04 and 8.11 and Article VII shall survive the payment in full of principal, interest and all other amounts payable hereunder.
SECTION 8.07    Assignments and Participations. (a) Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 8.07(b), (ii) by way of participation in accordance with the provisions of Section 8.07(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 8.07(e) (and any other attempted assignment or transfer by any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 8.07(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 unless each of the Agent and, so long as no Specified Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 15 Business Days after having received notice thereof.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Specified Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 15 Business Days after having received notice thereof; and
(B)    the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent any tax forms required by Section 2.13 and an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 8.04 and remain liable under Section 8.04(c) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Borrower or any of the Borrower s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.04(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure therefrom; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or consent described in the first proviso to Section 8.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 8.04(f) and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.10 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent the Borrower has approved such participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank performing similar functions; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 8.08    Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), and agrees that it shall not disclose such information other than (a) to its Related Parties or its accountants (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to confidentiality obligations of employment or professional practice); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the disclosing party agrees to the extent not prohibited by applicable law, rule, regulation or order, to inform the Borrower promptly of the disclosure thereof and to the extent practicable, prior thereto); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing party agrees to the extent not prohibited by applicable law, rule, regulation or order, to inform the Borrower promptly of the disclosure thereof and to the extent practicable, prior thereto); (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any Proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement for the benefit of the Borrower containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or to any credit insurance provider relating to the Borrower and its obligations; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement; (h) with the written consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries or (z) was available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. In addition, the Agent and the Lenders may disclose the existence of this Agreement and the other Loan Documents and information about this Agreement and the other Loan Documents to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments; provided that such information is limited to the existence of this Agreement or the other Loan Documents and information of a type routinely provided to such persons, including information regarding the closing date, size, type, purpose of, and parties to, this Agreement.
For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 8.09    Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.10    Execution in Counterparts; Electronic Signatures. (a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures and deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, that, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (A) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders and the Borrower, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduce an image of an actual executed signature page and/or any electronic images of this Agreement and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement. any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages or liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 8.11    Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction, the applicable Foreign Currency could be purchased with Dollars on the Business Day immediately preceding the day on which final judgment is given.
(c)    The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the Borrower such excess.
SECTION 8.12    Jurisdiction, Etc. (a) Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto or any Related Party of any party hereto in any way relating to this Agreement, any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
SECTION 8.13    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 8.14    Substitution of Currency. If a change in any Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Borrower) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no change in such Foreign Currency had occurred.
SECTION 8.15    Severability. To the fullest extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and, to the fullest extent permitted by law, the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8.16    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 8.17    Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.
SECTION 8.18    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Advances or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.
SECTION 8.19    Other Relationships; No Fiduciary Duty. No relationship created hereunder shall in any way affect the ability of the Agent and each Lender to enter into or maintain business relationships with the Borrower or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and their respective Affiliates, on the one hand, and the Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any advisory, equitable or fiduciary duties on the part of the Agent, any Lender or any of their respective Affiliates, and no such duties will be deemed to have arisen in connection with any such transactions or communications. The Borrower also hereby agrees that none of the Agent, any Lender or any of their respective Affiliates have advised and are advising the Borrower as to any legal, accounting, regulatory or tax matters, and that the Borrower is consulting its own advisors concerning such matters to the extent it deems appropriate.
SECTION 8.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 8.21    Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Agent that (a) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (b) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JUNIPER NETWORKS, INC.
By:	/s/ Kenneth B. Miller
Name: Kenneth B. Miller
Title: Chief Financial Officer

[Signature Page to Juniper Networks, Inc. Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Agent and as a Lender
By:	/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Executive Director

[Signature Page to Juniper Networks, Inc. Credit Agreement]

LENDER SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF JUNIPER NETWORKS, INC.

Name of Institution:
BANK OF AMERICA, N.A.

by	/s/ Spencer Hunter
Name: Spencer Hunter
Title: Vice President

[Signature Page to Juniper Networks, Inc. Credit Agreement]

LENDER SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF JUNIPER NETWORKS, INC.

Name of Institution:
CITIBANK, N.A.

by	/s/ Daniel Boselli
Name: Daniel Boselli
Title: Vice President

[Signature Page to Juniper Networks, Inc. Credit Agreement]

LENDER SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF JUNIPER NETWORKS, INC.

Name of Institution:
BARCLAYS BANK PLC,

by	/s/ Sean Duggan
Name: Sean Duggan
Title: Director

[Signature Page to Juniper Networks, Inc. Credit Agreement]

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK:

by	/s/ Jill Wong
Name: Jill Wong
Title: Director

by	/s/ Gordon Yip
Name: Gordon Yip
Title: Director
[Signature Page to Juniper Networks, Inc. Credit Agreement]

LENDER SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF JUNIPER NETWORKS, INC.

Name of Institution:
HSBC Bank USA, N.A.

by	/s/ John Houck
Name: John Houck #23478
Title: Associate Relationship Manager

[Signature Page to Juniper Networks, Inc. Credit Agreement]

LENDER SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF JUNIPER NETWORKS, INC.

Name of Institution:
U.S. BANK NATIONAL ASSOCIATION

by	/s/ Susan M. Bowes
Name: Susan M. Bowes
Title: Senior Vice President
[Signature Page to Juniper Networks, Inc. Credit Agreement]